Exhibit 21.1

NORTHSTAR REAL ESTATE INCOME II, INC. .
List of Significant Subsidiaries

Formation
Entity Name	Jurisdiction
NorthStar Real Estate Income II, Inc. Operating Partnership, LP..........................................................	Delaware